[McGladrey & Pullen, LLP Letterhead]
Certified Public Accountants

McGladrey & Pullen, LLP
5291 Corporate Dr.. Ste. 100
Frederick, MD 21703-8351
O 301.663.8601 F 301.663.0515
www. mcgladrey.com

Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements No. 33-48453, 333-81249, 333-11049, 333-63126, 333-117330, 333-126701, and 333-141052, each on Form S-8, and Registration Statements No. 333-129988, 333-157133, and 333-157134 each on Form S-3 of Sandy Spring Bancorp, Inc. of our reports, dated February 29, 2008, relating to our audits of the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries as of December 31, 2007, and for each of the two years in the period ended December 31, 2007, which appear in this Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December  31, 2008.

/s/ McGladrey & Pullen, LLP

Frederick, Maryland
March 16, 2009

McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.